UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):  September 8, 2009

FANSTEEL INC.

(Exact Name of Registrant as Specified in its Charter)

Delaware	1-8676	36-1058780

(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

1746 Commerce Road
Creston, Iowa 50801

(Address of Principal Executive Offices, including Zip Code)

(641) 782-8521

(Registrant's telephone number, including area code)

N/A

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c)).

ITEM 4.01	CHANGES IN REGISTRANT'S CERTIFYING ACCOUNTANT.

On September 3, 2009 shareholders owning approximately seventy percent (70%) of our shares executed a written consent in lieu of meeting ratifying the Board of Directors appointment of Kiesling Associates LLP as our independent registered accounting firm.

ITEM 5.02	ELECTION OF DIRECTORS.

On September 3, 2009 shareholders owning approximately seventy percent (70%) of our shares executed a written consent in lieu of meeting re-electing Brian F. Cassady, Curtis J. Zamec, II and Todd M. Hymel as our Directors.  This action is permitted under our By-laws and Delaware General Corporate Law.

ITEM 8.01	OTHER EVENTS.

On August 23, 2009, the Board of Directors approved a plan (the "Transaction") to deregister out common stock under Section 12(g) of the Securities Exchange Act of 1934, as amended, and therefore terminate its obligations to file periodic and current reports with the Securities and Exchange Commission ("SEC").

We believe the cost to be "public" outweighs the benefit.  Deregistration would be accomplished through a reverse stock split and/or the purchase of a limited amount of odd lot shares from time to time in separate open market and/or privately negotiated transactions.  These collective measures are intended to reduce the number of shareholders of record to below three hundred (300).

Once we have fewer than three hundred (300) shareholders of record, we intend to terminate the registration of our common stock under the Securities and Exchange Act of 1934, as amended, by filing a Certification and Notice of Termination of Registration on Form 15.  If that occurs, we will be relieved of our requirements to file periodic reports with the SEC, including annual reports on Form 10-K, quarterly reports on Form 10-Q and current reports on Form 8-K.

Implementation of the reverse stock split is subject to the affirmative vote of at least a majority of a quorum of stockholders present in person or by proxy.  Such approval has already been obtained through the consent of shareholders who own approximately seventy percent (70%) of our shares.

On September 8, 2009 we filed Form PRE14C with the SEC detailing the Transaction.  As further described therein, we intend to perform a 7,500 to 1 reverse stock split to reduce the record holders of our common stock, par value $0.01 to less than 300; and pay each of our shareholders owning fewer than 7,500 shares immediately before the Effective Date a payment of $0.35 without interest per share and each of our shareholders owning 7,500 or more shares immediately before the Effective Date will receive one (1) share for each 7,500 shares it held before the Effective Date and $0.35 in cash, without interest, per such share that would result in a fractional share.

We shall prepare, distribute to our shareholders and file all necessary documents to cause the Transaction to become effective, including, without limitation, an amendment to our Certificate of Incorporation to effectuate the Reverse Split, a Report on Schedule 14C, and a Schedule 13E-3.

The Transaction shall not be effectuated and become effective until the twenty-first day after we mail Schedule 14C and Schedule 13E-3 to our shareholders of record.  On or after such twenty-first day, we shall effectuate the Transaction by filing an amendment to our Certificate of Incorporation to implement the Reverse Split (the "Effective Date") and take all other actions that are necessary to complete the Transaction.

"Safe Harbor" Statement Under the Private Securities Litigation Reform Act of 1995 and Forward Looking Statements

This release includes forward looking statements intended to qualify for the safe harbor from liability established by the Private Securities Litigation Reform Act of 1995. These forward looking statements generally can be identified by phrases such as Fansteel, Company, Board of Directors and/or management "believes", "expects", "anticipates", "foresees", "forecasts", "estimates" or other words or phrases of similar import.  Similarly, statements herein that describe the Company's business strategy, outlook, objectives, plans, intentions or goals also are forward looking statements. All such forward looking statements are subject to certain risks and uncertainties that could cause actual results to differ materially from those in forward looking statements.

For a more detailed discussion of and additional information on these factors, see the Risk Factors discussion in the Company's most Form 10-K for the period ending December 31, 2008 and prior annual reports filed on Form 10-K.  In addition, additional information can be found within the Company's most recent Form 10-Q for the period ending June 30, 2009 and prior quarterly reports filed on Form 10-Q.  The forward looking statements included in this release are made only as of the date of this release, the Company undertakes no obligation and does not intend to update any forward looking statement or statements to reflect subsequent events or circumstances.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, Fansteel Inc. has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Fansteel Inc.

	By:	/s/ Curtis J. Zamec, II
September 8, 2009		Curtis J. Zamec, II President and Chief Executive Officer